Exhibit 10.5

AMENDMENT TO

EMPLOYMENT AGREEMENT

AMENDMENT TO EMPLOYMENT AGREEMENT entered into as of December 13, 2016 (this “Amendment”), by and between Stone Energy Corporation, a Delaware corporation (the “Company”), and David H. Welch (“Executive”).

WHEREAS, the Company and Executive entered into a certain Employment Agreement dated as of December 2, 2008 (“Agreement”) whereby Executive became employed as the Company’s President and Chief Executive Officer;

WHEREAS, in connection with the anticipated filing of a case of reorganization of the Company and its subsidiaries under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Cases”), on December 13, 2016, the Company and the Executive entered into an Executive Claims Settlement Agreement (the “Settlement Agreement”) in settlement of the claims the Executive may have in the Cases;

WHEREAS, pursuant to the Settlement Agreement, the Company and the Executive agree to enter into this Amendment; and

WHEREAS, this Amendment shall be effective as provided in the Settlement Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms contained in this Amendment shall, for the purposes hereof, have the same meaning ascribed to them in the Agreement unless the context hereof clearly provides otherwise or unless otherwise defined herein.

2. Bonus. The second sentence of Section 1 of the Agreement shall be deleted in its entirety and the following added to Section 1 of the Agreement:

“You will also be eligible to participate in the Company’s Key Executive Incentive Plan (the “KEIP”), with a targeted bonus opportunity based upon the achievement of targets as set forth therein and any other annual incentive compensation plan that the Company may adopt as a replacement therefore following the effective date of the Company’s plan of reorganization and a discharge of the Cases. Your annual incentive under any such replacement annual incentive compensation plan will be determined by performance and market comparison. The KEIP is attached hereto as Exhibit A.”

3. Equity Vesting. Section 3 of the Agreement shall be deleted in its entirety.

4. Severance. Section 4 of the Agreement shall be replaced in its entirety with the following:

“You will also be eligible for certain severance benefits as set forth in the Company’s Executive Severance Plan and any replacement severance plan that the Company may adopt following the effective date of the Company’s plan of reorganization and a discharge of the Cases. Notwithstanding any provision of the Executive Severance Plan to the contrary, you agree to be bound by the Company’s determination of its “specified employees” (as such term is defined in Section 409A of the Code) in accordance with any of the methods permitted under the regulations issued under Section 409A of the Code. The Executive Severance Plan is attached hereto as Exhibit B.”

5. Gross-Up Payment. Section 5 of the Agreement shall be deleted in its entirety.

6. Miscellaneous.

(a) Except as modified by this Amendment, the Agreement and all executory covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

(b) The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and, except as may otherwise be provided in the Agreement, as hereby modified and supplemented, their respective legal successors and assigns.

(c) This Amendment may not be changed orally but only by a writing signed by both parties hereto.

(d) This Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana.

** Remainder of Page Intentionally Blank – Signature Page Follows **

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

STONE ENERGY CORPORATION

By:	/s/ Kenneth H. Beer
Name: Kenneth H. Beer
Title: Executive Vice President and Chief Financial Officer

/s/ David H. Welch
DAVID H. WELCH